EXHIBIT (5)

            Opinion of Atlas, Pearlman, Trop & Borkson, P.A. relating
                    to the issuance of shares of Common Stock pursuant to the American Quantum Cycles, Inc. Amended 1997 Stock Option Plan


                                                           September 23, 1998


American Quantum Cycles, Inc.
731 Washburn Road
Melbourne, Florida 32934

                  Re: Registration Statement on Form S-8;  American
                      Quantum Cycles, Inc. (the "Company"); 3,000,000 Shares of Common Stock

Gentlemen:

                  This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission with respect to the registration by the Company and the resale of an aggregate of 3,000,000 shares of Common Stock, par value $0.001 per share (the "Common Stock") to be sold pursuant to the above the Registration Statement and the Company's Amended 1997 Stock Option Plan ("Plan"). The shares of Common Stock to be sold consist of 3,000,000 shares of Common Stock to be issued under various Common Stock purchase options (the "Options") pursuant to the Plan.

                  In our capacity as counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the Company's Articles of Incorporation, By-Laws, the Plan and various agreements and written options provided to be provided to officers, directors, key employees and consultants to the Company, corporate minutes provided to us by the Company and such other documents and instruments as we deemed necessary. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon.

                  Based upon and in reliance of the foregoing, we are of the opinion that the Common Stock to be issued upon exercise of the Options, when issued in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

                  We hereby consent to the use of this opinion in the Registration Statement on Form S-8 to be filed with the Commission.

                                      Very truly yours,


                                      ATLAS, PEARLMAN, TROP & BORKSON, P.A.
                                      ----------------------------------------
                                      /s/ATLAS, PEARLMAN, TROP & BORKSON, P.A.


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